UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006
InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51720	54-1614664
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 International Drive, Suite 110
McLean, Virginia		22102-4860
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 917-0880
Black Nickel Acquisition Corp. I
300 Colonial Center Parkway
Suite 260
Roswell, Georgia 30076
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
      This Amendment on Form 8-K/A (this “Amendment”) amends and supplements our Current Report on Form 8-K (the “Original Current Report”) filed with the Securities and Exchange Commission on October 30, 2006. This Amendment revises the disclosure under the heading “Unregistered Sales by Black Nickel” under Item 3.02 of the Original Current Report to correct the amount of gross proceeds from $1,476,892 to $1,114,696 and includes corrected Employment Agreements for Jerzy Bala and Scott Parliament filed as exhibits.
Item 3.02. Unregistered Sales of Equity Securities
      Reference is made to the disclosure made under Item 2.01 of the Original Current Report on Form 8-K, which is incorporated herein by reference.
      Unregistered Sales by Black Nickel
      In October 2006, we sold an aggregate of 2,229,392 units at a price of $.50 per unit, for gross proceeds of $1,114,696 (including $362,196 in cancellation of indebtedness under the Bridge Loans), pursuant to a Private Placement Memorandum dated October 9, 2006 (the “PPM”), each unit consisting of one share of common stock, one Class A warrant to purchase common stock at an exercise price of initial $.50 per share (subject to certain adjustments), and one Class B warrant to purchase common stock at an initial exercise price of $.62 per share (subject to certain adjustments). There were a total of 12 investors in the offering, all of whom were accredited investors. We conducted the offering in reliance upon the exemption from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act.
      We issued 500,000 shares of our Common Stock on June 24, 2005, to each of Paul T. Mannion, Jr., Andrew Reckles and Robert Prag, our founders and former directors and executive officers, for an aggregate purchase price of $50,000. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from each of these persons. On October 24, 2006, we redeemed 100,000 of these shares from each of these persons for an aggregate purchase price of $300.00.
      Unregistered Sales by InferX
      In September 2006, Scott B. Parliament, Chief Financial Officer and a director of InferX, transferred an aggregate of 19.77 shares of common stock to six individuals as bona fide gifts in reliance upon the exemption from registration provided by Section 2(3) of the Securities Act based upon the fact that he did not receive any consideration in connection with these transfers.
      In May 2006, InferX issued an aggregate of 131.8162 shares of common stock to five lenders, including Robert Prag, a founder of Black Nickel, in connection with their bridge loan in the aggregate amount of $350,000. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
      In January 2006, InferX issued an aggregate of 5.62 shares of common stock to one individual and one company in consideration of services rendered. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
      In June 2006, InferX issued 10.04 shares of common stock to one company in consideration of the cancellation of indebtedness in the amount of $40,428 and 57.22 shares of common stock to one individual in consideration of services rendered. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
      In May 2006, InferX sold 4.99 shares of common stock to one investor for a purchase price of $20,000. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
      In December 2005, InferX issued an aggregate of 71.92 shares of common stock to four individuals in lieu of payment of promissory notes in the aggregate amount of $250,000. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
      In May 2005, InferX sold 18.7 shares of common stock to one investor for a purchase price of $75,000. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
      In April 2005, InferX issued 94.3 shares of common stock to two individuals of services rendered. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
10.1	Employment Agreement with J. Bala

10.2	Employment Agreement with S. Parliament

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2006	InferX Corporation
	By:	/s/ B.K. Gogia
B.K. Gogia
President